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                                                                    EXHIBIT 5.1


                           Morgan, Lewis & Bockius LLP
                                Counselors at Law
                              2000 One Logan Square
                      Philadelphia, Pennsylvania 19103-6993
                            Telephone: (215) 963-5000
                               Fax: (215) 963-5299




August 27, 1996

Magainin Pharmaceuticals Inc.
5110 Campus Drive
Plymouth Meeting, PA 19462

Re:      Magainin Pharmaceuticals Inc.
         Registration Statement on Form S-8
         Relating to the Company's 1992 Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to Magainin Pharmaceuticals Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 1,000,000 shares of Common Stock to be issued pursuant to stock options to be granted under the Magainin Pharmaceuticals Inc. 1992 Stock Option Plan, as amended (the "1992 Plan"), and which represent the registration of additional shares of Common Stock for which Registration Statements filed on Form S-8 (Registration Nos. 33-52882 and 33-71984) relating to the same employee benefit plan are effective. We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. In our examination we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

In our opinion, the shares of the Company's Common Stock to be issued upon exercise of the options granted or to be granted in accordance with the terms of the 1992 Plan will be, when issued in accordance with the terms of the 1992 Plan for a price not less than the par value thereof, validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware.
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Magainin Pharmaceuticals Inc.
August 27, 1996
Page 2

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP